Exhibit 10.2

Second Amendment
Dated as of September 9, 2015
to
Receivables Sale Agreement
Dated as of May 31, 2012
This Second Amendment (the “Amendment”), dated as of September 9, 2015, is entered into among GMO Receivables Company (the “Seller”), KCP&L Greater Missouri Operations Company (the “Initial Collection Agent”), Victory Receivables Corporation (the “Purchaser”), and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as agent for the Purchaser (the “Agent”).
Reference is hereby made to that certain Receivables Sale Agreement, dated as of May 31, 2012 (the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.
For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:
(a)    Section 4.1 of the Sale Agreement is hereby amended by adding the following new clauses (m) and (n) at the end thereof to read as follows:
(m)    Investment Company, Etc. The Seller is neither (i) an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. In determining that the Seller is not a covered fund, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.
(n)    Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of the Seller and Initial Collection Agent that are designed to achieve compliance by the Seller and Initial Collection Agent and their respective Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and each of the Seller and Initial Collection Agent, their respective

Subsidiaries and their respective officers and employees and, to the knowledge of each of the Seller and Initial Collection Agent, its respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the credit facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects. None of (a) the Seller or Initial Collection Agent or any of their respective Subsidiaries or, to the knowledge of the Seller and Initial Collection Agent, as applicable, any of their respective directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person, and (b)  the Seller and Initial Collection Agent nor any of their respective Subsidiaries is organized or resident in a Sanctioned Country. No Purchase or use of proceeds thereof by Seller or Initial Collection Agent in any manner will violate Anti-Corruption Laws or applicable Sanctions.
(b)    Section 5.1 of the Sale Agreement is hereby amended by adding the following new clause (q) at the end thereof to read as follows:
(q)    Anti-Corruption Laws and Sanctions. (i) Policies and procedures will be maintained and enforced by or on behalf of the Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Seller, by the Seller and each of its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of such Person’s business and activities and (ii) the Seller will not request any Purchase, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Purchase (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.
(c)    Clause (d) of the defined term “Termination Date” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

(d)    September 9, 2016.
(d)     Schedule I of the Sale Agreement is hereby further amended by adding the following new defined terms in the appropriate alphabetical sequence:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Seller and Initial Collection Agent or their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the date hereof, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, and (b) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the US government, including those administered by the Office of Foreign Assets Control of the US Department of Treasury, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of applicable law.
Section 2.    The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Purchaser under, nor constitute a waiver of any provision of, the Sale Agreement.
Section 3.    This Amendment shall be effective as of the date first above written upon satisfaction of the following conditions precedent:
(a)    The Agent shall have received counterparts of this Amendment duly executed by the parties hereto.
(b)    The Agent shall have received executed counterparts to the Second Amendment to Fee Letter and the renewal fee described therein.
(c)    No Events of Default shall have occurred and be continuing either before or immediately after giving effect to this Amendment.
(d)    The representations and warranties contained in the Sale Agreement shall be true and correct both as of the date hereof and immediately after giving effect to this Amendment.
Section 4.    This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be deemed to be an original.
Section 5.    This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 6.    This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York (including Section 5-1401-1 of the General Obligations Law), but without regard to any other conflict of laws provisions thereof.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH, as the Agent

/s/ Eric Williams
By: Eric Williams
Title: Managing Director

VICTORY RECEIVABLES CORPORATION

/s/ David V. DeAngelis
By: David V. DeAngelis
Title: Vice President

GMO RECEIVABLES COMPANY

/s/ James P. Gilligan
By: James P. Gilligan
Title: President

KCP&L GREATER MISSOURI OPERATIONS
COMPANY

/s/ Lori Wright
By: Lori Wright
Title: Vice President - Investor Relations and
Treasurer

5